                                                                   EXHIBIT 3.113

                          CERTIFICATE OF INCORPORATION

                                       OF

                              PEABODY COAL COMPANY

                                    * * * * *

                      FIRST. The name of the corporation is

                              PEABODY COAL COMPANY.

                  SECOND. Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware.

                  THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

                  To carry on and conduct general mining operations with respect to the recovery and removal of coal, ores, metals, stone, clay, sand, gravel, oil, gas, petroleum, timber, and all minerals, mineral substances, combustible substances, products and substances of all types, whether solid, liquid or gaseous.

                  To mine, extract, remove, recover, and sever the aforesaid coal, minerals, products, and substances.

                  To search for, prospect for, drill for, explore for, said coal, minerals, products, and substances.

                  To manufacture, process, smelt, mill, treat, concentrate, refine, prepare for market, and otherwise produce and deal in (both at wholesale and retail) and with coal, coke, and all said minerals and substances and products, and the by-products and end products thereof, of every kind and description and by whatsoever process the same can or may now or hereafter be produced.

                  To purchase, lease, rent, option, or in any way or in any manner acquire or hold title or secure franchises or interests in coal, all substances and minerals, mineral interests, mines, coal and mineral properties, mining claims and licenses, franchises, rights and privileges, in any estate, interest or rights in real property, personal or mixed property, and to develop and improve the foregoing.

                  To lease, sell, exchange, or in any manner dispose of said interests and properties, and interests therein.

                  To store, ship, transport, market, buy, sell, export, import, and otherwise deal as principal, agent, or broker in coal, ores, metals, stone, clay, sand, gravel, oil, gas, petroleum, timber, and all minerals, mineral substances, products and substances of all types, whether solid, liquid or gaseous, including coke and by-products and end products, and to transact such other business and operations as may be advisable or necessary to carry out the foregoing purposes.

                  To sink shafts, pipes, slopes, drifts, wells, and construct and operate roads and roadways, reservoirs, pipelines, docks, barges, products and material transfer and handling equipment.

                  To purchase, sell, use, maintain, lease, exchange, acquire, or dispose of in any manner, develop and improve, equip and erect any machinery, equipment, tools, fixtures, supplies, parts, appliances, plants, factories, warehouses, stores, depots, dwellings, mines, coke ovens, oil and gas wells, tipples, buildings, docks, pipelines, and structures of all types and on property real or personal, useful or incidental to the business of the corporation.

                  To make, manufacture, process, purchase, own, hold, use, improve, develop, rent, lease, mortgage, encumber, pledge, buy, sell and otherwise to acquire, use, dispose of and deal in and with, commodities, articles, materials, goods, wares and merchandise, and other personal property of any and all kinds and descriptions.

                  To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

                  To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

                  To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations,--choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

                  To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

                  To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

                  To loan to any person, firm or corporation any of its surplus funds, either with or without security.

                  To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

                  To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

                  In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

                  The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

                  FOURTH. The total number of shares of stock which the corporation shall have authority to issue is one (l) share of the par value of One Thousand Dollars ($1,000.00), amounting in the aggregate to One Thousand Dollars ($1,000.00).

                  FIFTH. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

                  SIXTH. The names and places of residence of the incorporators are as follows:

    NAMES                              RESIDENCES
    -----                              ----------
B. J. Consono                      Wilmington, Delaware

F. J. Obara, Jr.                   Wilmington, Delaware

A. D. Orier                        Wilmington, Delaware

                  SEVENTH. The corporation is to have perpetual existence.

                  EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

                  NINTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

                  To make, alter or repeal the by-laws of the corporation.

                  To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

                  To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                  By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

                  When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

                  TENTH. Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws or the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

                  ELEVENTH. The corporation reserve, the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 20th day of March A.D. 1967.

                                                     /s/  B.J. Consono    (SEAL)
                                                     --------------------

                                                     /s/  F.J. Obara, Jr. (SEAL)
                                                     --------------------

                                                     /s/  A.D. Grier      (SEAL)
                                                     --------------------

STATE OF DELAWARE     )
                      ) ss:
COUNTY OF NEW CASTLE  )

                  BE IT REMEMBERED that on this 20th day of March A.D. 1967, personally came before me, a Notary Public for the State of Delaware, B. J. Consono, F. J. Obara, Jr. and A. D. Grier all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

                  GIVEN under my hand and seal of office the day and year aforesaid.

                                                        /s/ Hana Mitchell
                                                        ------------------
                                                           Notary Public

                                                              [SEAL]

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                      * * *

                  PEABODY COAL COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                  FIRST: That the board of directors of said corporation at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the certificate of incorporation of said corporation:

                  RESOLVED, That the Certificate of Incorporation of this Company be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

                  "FIRST. The name of the Corporation is KENBODY, INC."

                  SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of section 228 of The General Corporation Law of Delaware.

                  THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of The General Corporation Law of Delaware.

                  IN WITNESS WHEREOF, said PEABODY COAL COMPANY has caused its corporate seal to be hereunto affixed and this certificate to be signed by GORDON H. FISHER, its President, and WILLIAM C. TUBMAN, its Assistant Secretary, this 30th day of November, 1967.

                                         PEABODY COAL COMPANY
[SEAL]
                                         By      /s/    Gordon H. Fisher
                                            ------------------------------------
                                                        President

                                                /s/     William C. Tubman
                                            ------------------------------------
                                                   Assistant Secretary

STATE OF NEW YORK   )
                    ) ss:
COUNTY OF NEW YORK  )

                  BE IT REMEMBERED that on this 30th day of November, 1967, personally came before me, a Notary Public in and for the County and State aforesaid, GORDON H. FISHER President and WILLIAM C. TUBMAN Assistant Secretary of PEABODY COAL COMPANY, a corporation of the State of Delaware, and they duly executed said certificate before me and severally acknowledged the said certificate to be their act and deed and the act and deed of said corporation and the facts stated therein are true; that the signatures of the said officers are in the handwriting of each of said officers respectively; and that the seal affixed to said certificate is the common or corporate seal of said corporation.

                  IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

[SEAL]                                           /s/    Helen Waters
                                            ------------------------------------
                                                      Notary Public

                                                       HELEN WATERS
                                              NOTARY PUBLIC, State of New York
                                                      No. 31-4167650
                                                Qualified in New York County
                                              Commission Expires March 30, 1969

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  KENBODY, INC.

                                    * * * * *

                  KENBODY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

                  FIRST: That at a meeting of the Board of Directors of KENBODY, INC. resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended said Article shall be and read as follows:

                  "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred Thousand (200,000) shares of the par value of Ten Dollars ($10.), amounting in the aggregate to Two Million Dollars ($2,000,000)."

                  SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

                  THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  FOURTH: That said amendment does not effect any change in the issued shares of said corporation.

                  IN WITNESS WHEREOF, said KENBODY, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by G. H. FISHER its President, and attested by W. C. TUBMAN, its Assistant Secretary, this 25th day of January, 1968.

                                            KENBODY, INC.
[SEAL]
                                            By   /s/    G.H. Fisher
                                               ---------------------------------
                                                         President
ATTEST:

By    /s/  W.C. Tubman
   --------------------------
      Assistant Secretary

STATE OF NEW YORK   )
                    ) SS:
COUNTY OF NEW YORK  )

                  BE IT REMEMBERED that on this 25th day of January, 1968, personally came before me, a Notary Public in and for the County and State aforesaid, G. H. FISHER President of KENBODY, INC., a corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said certificate and attested by the Assistant Secretary of said corporation is the common or corporate seal of said corporation.

                  IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                                  /s/   Helen Waters
                                            ------------------------------------
                                                       Notary Public

         HELEN WATERS
NOTARY PUBLIC, State of New York
        No. 31-4167650
  Qualified in New York County
Commission Expires March 30, 1969

           [SEAL]

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                      * * *

                  KENBODY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY.

                  FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                                    RESOLVED, that the Certificate of
                           Incorporation of this Company be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

                           "FIRST: The name of the Corporation is PEABODY COAL COMPANY."

                  SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of section 228 of The General Corporation Law of Delaware.

                  THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of Delaware.

                  IN WITNESS WHEREOF, said KENBODY, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by G.H. FISHER, its President, and attested by W. C. TUBMAN, its Assistant Secretary, this 26th day of January, 1968.

                                            KENBODY, INC.

                                            By:  /s/ G. H. Fisher
[SEAL]                                          --------------------------------
                                                 G. H. Fisher, President

ATTEST:

By:   /s/ W.C. Tubman
    ------------------------
      Assistant Secretary

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

                  BE IT REMEMBERED that on this 26th day of January, 1968, personally came before me, a Notary Public in and for the County and State aforesaid, G. H. FISHER, President of KENBODY, INC., a corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said certificate and attested by the Assistant Secretary of said corporation is the common or corporate seal of said corporation.

                  IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

[SEAL]                                               /s/ Helen Waters
                                            ------------------------------------
                                                        Notary Public

         HELEN WATERS
NOTARY PUBLIC, State of New York
        No. 31-4167650
  Qualified in New York County
Commission Expires March 30, 1969

                               AGREEMENT OF MERGER

                  AGREEMENT OF MERGER, dated this 15 day of July, 1988, pursuant to Section 252 of the General Corporation Law of the State of Delaware and the Indiana General Corporation Act, between PEABODY COAL COMPANY, a Delaware corporation and GIBRALTAR COAL CORPORATION, an Indiana corporation.

                  WITNESSETH that:

                  WHEREAS, all of the constituent corporations desire to merge into a single corporation; and

                  WHEREAS, said PEABODY COAL COMPANY, had its certificate of incorporation filed in the office of the Secretary of State of Delaware on March 22, 1967, and recorded in the office of the Recorder of Deeds for the County of New Castle on March 22, 1967, and has an authorized capital stock consisting of two hundred thousand (200,000) shares of common stock of the par value of Ten Dollars ($10.00) each amounting in the aggregate to Two Million Dollars ($2,000,000.00) and one hundred fifty-four thousand (154,000) shares of such common stock are now issued and outstanding and such shares shall remain issued and outstanding; and

                  WHEREAS, said GIBRALTAR COAL CORPORATION, a corporation organized under the laws of the State of Indiana had its articles of incorporation filed in the office of the Secretary of State of Indiana, on October 22, 1954 and has authorized common stock consisting of one thousand (1,000)
common shares with no par value of which stock one thousand (1,000) shares are now issued and outstanding; and

                  WHEREAS, the registered office of said PEABODY COAL COMPANY in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company; and the registered office of GIBRALTAR COAL CORPORATION in the State of Indiana is located at One North Capitol Avenue in the City of Indianapolis, County of Marion, and the name and address of its registered agent is C T Corporation System, One North Capitol Avenue, Indianapolis, Indiana 46204:

                  NOW, THEREFORE, the corporations, parties to this agreement in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

                  FIRST: PEABODY COAL COMPANY, hereby merges into itself GIBRALTAR COAL CORPORATION and said GIBRALTAR COAL CORPORATION shall be and hereby is merged into PEABODY COAL COMPANY, which shall be the surviving corporation.

                  SECOND: The Certificate of Incorporation of PEABODY COAL COMPANY, as heretofore amended and as in effect on the date of the merger provided for in this agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger.

                  THIRD: The manner of converting the outstanding shares of the capital stock of each of the constituent corporations into the shares or other securities of the surviving corporation shall be as follows:

                  All of the issued and outstanding shares of PEABODY COAL COMPANY and GIBRALTAR COAL CORPORATION are owned by PEABODY HOLDING COMPANY, INC., a New York corporation, therefore, on the effective date of the merger, all of the issued and outstanding shares GIBRALTAR COAL CORPORATION shall be cancelled and no shares of PEABODY COAL COMPANY shall be issued in exchange therefor.

                  FOURTH: The terms and conditions of the merger are as follows:

                  (a) The bylaws of the surviving corporation as they shall exist on the effective date of this agreement shall be and remain the bylaws of the surviving corporation until the same shall be altered, amended and repealed as therein provided.

                  (b) The directors and officers of the surviving corporation shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

                  (c) This merger shall become effective upon filing with the Secretary of State of Delaware and the Secretary of State of Indiana.

                  (d) Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or deed and all property, rights, and every other interest of the surviving corporation and the merged corporation shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively. The merged corporation hereby agrees from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the merged corporation and the proper officers and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action.

                  (e) The surviving corporation hereby (i) agrees that it may be served with process in the State of Indiana in any proceeding for the enforcement of any obligation of the merged corporation and in any proceeding for the enforcement of the rights of a dissenting shareholder of the merged corporation; (ii) irrevocably appoints the Secretary of State of Indiana as its agent to accept service of process in any such proceeding; and (iii) agrees that it will promptly pay to dissenting shareholders of the merged corporation the amount, if any, to which they shall be entitled pursuant to the laws of the State of Indiana.

                  FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this agreement may be terminated and abandoned by the board of directors of any constituent corporation at any time prior to the date of filing the agreement with the Secretary of State. This agreement may be amended by the board of directors of its constituent corporations at any time prior to the date of filing the agreement with the Secretary of State, provided that an amendment made subsequent to the adoption of the agreement by the stockholders of any constituent corporation shall not (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such constituent corporation,

(2) alter or change any term of the certificate of incorporation of the surviving corporation to be effected by the merger, or (3) alter or change any of the terms and conditions of the agreement if such alteration or change would adversely affect the holders of any class or series thereof of such constituent corporation.

                  IN WITNESS WHEREOF, the parties to this agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective boards of directors have caused these presents to be executed by the President and attested by the Assistant Secretary of each party hereto as the respective act, deed and agreement of said corporations on this 15 day of July, 1986.

                                            PEABODY COAL COMPANY

                                            By  /s/ H. W. Williams
                                               ---------------------------------
                                                H. W. Williams, President

ATTEST:

    /s/ J. M. Touhill
--------------------------
      J. M. Touhill,
   Assistant Secretary

                                            GIBRALTAR COAL CORPORATION

                                            By  /s/ H. W. Williams
                                               ---------------------------------
                                                H. W. Williams, President

ATTEST:

    /s/ J. M. Touhill
--------------------------
      J. M. Touhill,
   Assistant Secretary

                  I, J. M. Touhill, Assistant Secretary of PEABODY COAL COMPANY, a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Assistant Secretary, that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of GIBRALTAR COAL CORPORATION, a corporation of the State of Indiana was duly adopted pursuant to section 228 of Title 8 of the Delaware Code of 1953, by the unanimous written consent of the stockholders holding one hundred fifty-four thousand (154,000) shares of the capital stock of the corporation same being all of the shares issued and outstanding having voting power, which Agreement of Merger was thereby adopted as the act of the stockholders of said PEABODY COAL CORPORATION, and the duly adopted agreement and act of the said corporation.

                  WITNESS my hand on this 15 day of July, 1986.

                                                   /s/ J. M. Touhill
                                            ------------------------------------
                                                     J. M. Touhill,
                                                  Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                    * * * * *

                  PEABODY COAL COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

                  FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of said corporation as follows:

                           RESOLVED, That this Board of Directors considers the
                  amendment of the Company's Certificate of Incorporation by the addition thereto after paragraph "ELEVENTH" of a new paragraph numbered "TWELFTH" and reading as set forth below to be advisable and in accordance with the desire of the Company's sole stockholder that the personal liability of the Company's directors be eliminated or limited except in certain specified instances:

                                    TWELFTH. A director of this corporation
                           shall under no circumstances have any personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for those specific breaches and acts or omissions with respect to which the Delaware General Corporation Law expressly provides that this provision shall not eliminate or limit such personal liability of directors.

                  SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

                  THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, said PEABODY COAL COMPANY has caused this certificate to be signed by H. W. Williams, its President, and attested by J. L. Klinger, its Secretary, this 12th day of November, 1986.

                                            By:  /s/ H. W. Williams
                                                --------------------------------
                                                 H. W. Williams, President
[SEAL]

By:  /s/ J. L. Klinger,
    ---------------------------
     J. L. Klinger, Secretary

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 01/11/1993
                                                          723011073 - 654720

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                     PEABODY COAL EQUIPMENT LEASING COMPANY

                                      INTO

                              PEABODY COAL COMPANY

                                    * * * * *

                  PEABODY COAL COMPANY, a corporation organized and existing under the laws of Delaware,

                  DOES HEREBY CERTIFY:

                  FIRST: That this corporation was incorporated on the 22nd day of March, 1967, pursuant to the General Corporation Law of the State of Delaware.

                  SECOND: That this corporation owns all outstanding shares of the stock of PEABODY COAL EQUIPMENT LEASING COMPANY, a corporation incorporated on the 3rd day of July, 1986, pursuant to the General Corporation Law of the State of Delaware.

                  THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 30th day of November, 1992, determined to and did merge into itself said PEABODY COAL EQUIPMENT LEASING
COMPANY:

                  RESOLVED, that PEABODY COAL COMPANY merge, and it hereby does merge into itself said PEABODY COAL EQUIPMENT LEASING COMPANY, and assumes all of its obligations; and

                  FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware.

                  IN WITNESS WHEREOF, said PEABODY COAL COMPANY has caused this Certificate to be signed by W. H. Carson, its Vice President and attested by R.
M. Tew, its Secretary, this 18th day of December, 1992.

                                            PEABODY COAL COMPANY

                                            By  /s/ W. H. Carson
                                               ---------------------------------
                                                W. H. Carson, Vice President

ATTEST:

By  /s/ R. M. Tew
   -------------------------
    R. M. Tew, Secretary